                                                                    EXHIBIT 99.1
PRESS RELEASE                                                          [i2 LOGO]


i2'S THIRD QUARTER REVENUES GROW 118 PERCENT TO $320 MILLION

License revenues of $202 million evidence strength of i2's marketplace solutions Operating margin improvement yields $0.12 per share before amortization of intangibles and non-recurring charges

DALLAS, TEXAS, OCTOBER 17, 2000 - i2 Technologies, Inc. (Nasdaq: ITWO), the leading provider of marketplace solutions, today reported total revenues for the Company's third quarter ended September 30, 2000, of $319.5 million, 32 percent higher than the second quarter 2000 revenues of $242.6 million and 118 percent greater than total revenues of $146.3 million for the third quarter of 1999.

"Last week, we announced three of the largest contracts in i2's history, with one new and two existing customers," said Sanjiv Sidhu, chairman and CEO of i2. "Kmart joins Siemens and Caterpillar to become one of the first three customers to sign up for i2's New Economy program, designed to help companies aggressively use e-business solutions to transform their businesses to be more customer-focused and competitive in the Internet economy."

License revenues of $201.6 million grew 128 percent year-over-year to lead the Company's growth, against a base of $88.6 million reported for the third quarter of 1999. "Even if we include Aspect Development's results from last year on a pro forma basis, our total revenues grew 85 percent and net income grew 127 percent, excluding amortization of intangibles and non-recurring charges," stated Bill Beecher, CFO of i2. Non-recurring charges include acquisition-related expenses and a one-time non-cash settlement.

"i2 is a leader in providing second-generation advanced solutions for e-business and e-marketplaces. We see tremendous opportunities to continue selling our industry-leading supply chain management solutions into this under-penetrated market," added Sidhu. "In addition, we have again expanded our potential market with new collaborative procurement and multi-enterprise order management solutions. i2 is uniquely positioned and best able to address the multi-billion dollar market for multi-enterprise customer order management, based on our heritage of providing other multi-enterprise process optimization solutions, like our supply chain solutions."

Operating income grew 176 percent to $38.8 million, compared to $14.1 million in the same quarter last year, excluding amortization of intangibles and non-recurring charges, as the Company continued to execute on its strategy of expanding margins to leverage top-line growth for earnings.

Net income excluding amortization of intangibles and non-recurring charges was $28.8 million, or $0.12 per fully diluted share, representing 188 percent growth in normalized earnings and a doubling of EPS compared to $10.0 million, or $0.06 per fully diluted share on the same basis in the third quarter last year. In October 2000, i2 settled a lawsuit filed by a former employee of i2 regarding his right to exercise stock options granted to him while he was employed by i2, prior to i2's initial public offering. The settlement resulted in a one-time, non-cash charge of $22.4 million, which was accrued for in the quarter ending September 30, 2000. Including amortization of intangibles and non-recurring charges, the company reported a net loss of $755.7 million for the quarter, compared to net income of $5.7 million in the same period last year.

Beecher concluded, "As you can see, it was a very strong quarter for us, with accelerated growth, increased cash earnings, and an expanded solution set that opens up a larger market opportunity for us. We believe that i2 is uniquely suited to address this opportunity successfully."

For the first nine months of 2000, i2 reported top-line growth of 89 percent with total revenues of $748.4 million, compared to $395.8 million for the first nine months of 1999. Net income excluding amortization of intangibles and non-recurring charges was $60.2 million for the first nine months of 2000, compared to $12.9 million for the first nine months of 1999, representing 365 percent normalized growth.


                                     (MORE)
i2'S THIRD QUARTER REVENUES GROW 118 PERCENT TO $320 MILLION
PAGE 2

ADDITIONAL HIGHLIGHTS OF THE QUARTER INCLUDE:

ALLIANCES/PARTNERS

i2 and Broadvision, Inc. announced a joint development agreement to deliver a comprehensive e-commerce solution, integrating i2 TradeMatrix Sell and i2 TradeMatrix Content solutions with the Broadvision suite of e-commerce applications and relationship management to create a best-of-breed solution for managing the entire e-commerce value chain.

MetalSite, the leading force in metals e-business solutions, announced a partnership with i2 to offer collaborative planning applications that will deliver greater efficiencies to the $900 billion global metals industry supply chain. The partnership provides for the implementation of i2 TradeMatrix collaborative planning and advanced order status functionality to be hosted by MetalSite.

Ariba, i2 and IBM announced an expansion of their B2B alliance through a new reseller agreement between Ariba and i2 that now allows each company to resell the others' interoperable B2B solutions. The new agreement between Ariba and i2 adds to reseller agreements in place since March 2000 between each company and IBM. This flexible approach has already secured more than 25 alliance customer wins for a variety of private and public e-marketplaces, procurement and supply chain collaboration implementations.

MARKETPLACES

Citigroup, Enron Broadband Services, i2, S1 Corporation and Wells Fargo & Company formed FinancialSettlementMatrix.com, Inc. to streamline buying, selling and facilitating payments in business-to-business (B2B) e-commerce. The new company plans to connect buyers and sellers in e-marketplaces with payment processing, credit and other services through multiple participating banks and financial services companies.

i2 signed independent contracts with three of the world's largest automobile manufacturers: DaimlerChrysler, Toyota and Volkswagen. The contracts are part of major efforts at each company to improve business results using private online marketplaces for collaboration internally and with their trading partners.

i2 and Primavera Systems, Inc., the leading provider of project management, control and execution software for the Architecture, Engineering and Construction (AEC) industry, have partnered to develop a comprehensive marketplace for the construction industry to extend Primavera's AEC industry e-commerce solution, PrimeContract, to satisfy the broad set of purchase and project control requirements of the construction industry.

i2 and PurchasePooling.com are creating a Web-based demand aggregator site that will enable governmental and educational entities to realize significant cost savings by pooling their purchasing power for large-ticket items. i2 will provide i2 TradeMatrix solutions and services to make the business-to-government
(B2G) exchange a reality.

Transora, the global B2B e-marketplace for the consumer food products and services industry, selected the Ariba B2B Commerce Platform and i2 TradeMatrix solutions to power its worldwide marketplace for food, beverage, and consumer products.

eASPNet, the first high-tech e-marketplace in greater China, selected i2 TradeMatrix solutions to power its eMarketplace, which will be the region's largest online community for the high technology, information technology, consumer packaging and retail segments in Taiwan.

FulfillmentMatrix, a marketplace for physical fulfillment providers and their trading partners, plus an enabler for e-business enterprises and marketplaces that require integrated customer order fulfillment services, was announced by i2.

                                     (MORE)
i2'S THIRD QUARTER REVENUES GROW 118 PERCENT TO $320 MILLION
PAGE 3

CUSTOMERS

Cypress Semiconductor Corporation purchased i2 TradeMatrix solutions specifically designed to meet the growing challenges of the semiconductor industry. These solutions will help Cypress reduce cycle times, offer real-time customer service, provide product availability and delivery information, and improve processes within its supply chain cycle.

Allied Worldwide, the global leader in household relocation and logistics services, will implement a suite of i2 solutions to improve its ability to serve customers around the world. i2 TradeMatrix solutions will first be implemented within Allied Worldwide's Logistics Division and later throughout the company.

Fairchild Semiconductor International selected i2 TradeMatrix solutions for supply chain management to strengthen the company's position as a leading supplier in the multi-market semiconductor industry.

Sears, Roebuck and Co. selected i2 TradeMatrix solutions including the Service Assets Management suite of forecasting, assortment and replenishment solutions to enhance technician productivity and reduce repair parts inventory overstock for its Home Services business.

CEMEX, the world's largest trader of cement and the world's leading producer of white cement, selected to deploy i2 TradeMatrix solutions that will transform CEMEX's supply chain and logistics processes into a highly agile, scalable, high velocity model that should lead to significant cost reductions.

Caterpillar, the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, will create an e-marketplace using the i2 TradeMatrix platform to link Caterpillar with its supplier and dealer base to create a high velocity, optimized, build-to-order environment and help transform Caterpillar's supply chain, logistics, planning and customer management business processes.

Kmart Corporation has licensed i2's intelligent e-business solutions to transform its supply chain execution, improve consumer satisfaction and enhance sales and marketing. The two companies also have formed a strategic relationship to focus on a next-generation retail solution that will span functions throughout the value chain.

Siemens AG, global leader in electrical engineering and electronics, signed a strategic partnership agreement with i2. Siemens will standardize on the i2 TradeMatrix platform and its full suite of e-business solutions for design, buy, plan, sell, fulfill, and service, as well as i2's content management and consulting services, for all Siemens manufacturing and sales operations worldwide.

TECHNOLOGY

i2 announced TradeMatrix Network Open API (application program interface) as an integral part of its TradeMatrix Network solution. This new program provides a standard interface to help companies rapidly connect their TradeMatrix marketplaces to other private and public marketplaces.

i2 introduced its Discovery Content Management Solution Suite, the most comprehensive set of Web-based tools for publishing, searching and managing content for electronic marketplaces. This suite includes Discovery Content Exchange, for publishing and managing marketplace catalog content, and Discovery Knowledge Management, for searching, matching and shopping online catalogs. i2 also announced its Supplier Network, the world's largest online community of suppliers.

i2 announced i2 TradeMatrix 5.0, the latest release of i2's marketplace platform and solution suite. TradeMatrix 5.0 offers the solutions, content and multi-enterprise platform that will take companies beyond the first-generation bid/ask marketplace model prevalent today, to a second-generation model that enables e-marketplaces to model, plan and transact across all participants in a value chain.

                                     (MORE)
i2'S THIRD QUARTER REVENUES GROW 118 PERCENT TO $320 MILLION
PAGE 4

ABOUT i2:

i2 is creating real value for its global e-business customers through its i2 TradeMatrix solutions, content and marketplace platform. i2 TradeMatrix allows businesses to create both private and public marketplaces, while improving the efficiencies of all participants. i2 provides a wide variety of collaborative e-business services for both the early stages and the next generation of e-business adoption, with each service supported by decision optimization, transaction management and content management solutions. Founded in 1988, i2's mission is to deliver $75 billion in value to its customers by 2005. i2 is headquartered in Dallas, has more than 5,000 employees and maintains offices worldwide. Visit i2 at www.i2.com.

i2 and the i2 logo design are registered trademarks of i2 Technologies, Inc. i2 TradeMatrix and TradeMatrix are trademarks of i2 Technologies, Inc.

CAUTIONARY LANGUAGE

This press release contains forward-looking statements that involve risks and uncertainties, including the Company's ability to continue to develop and market its products successfully, to continue its growth, to implement its products to achieve anticipated results, or to address new markets successfully. For a discussion of factors which could impact i2's financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2's recent filings with the SEC, particularly the Form 10-K filed March 22, 2000 and Form 10-Q filed August 14, 2000.


FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

Brent Anderson
i2 Investor Relations
(469) 357-6012
brent_anderson@i2.com


                                      ###
                              i2 TECHNOLOGIES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     Three Months Ended           Nine Months Ended
                                                                       September 30,                September 30,
                                                                ---------------------------   -------------------------
                                                                    1999*          2000           1999*        2000
                                                                ------------   ------------   ------------  -----------
Revenues:
      Software licenses                                          $    88,596   $   201,623    $   242,051   $   465,451
      Services                                                        39,293        77,098        104,388       184,451
      Maintenance                                                     18,407        40,802         49,403        98,521
                                                                 -----------   -----------    -----------   -----------
          Total revenues                                             146,296       319,523        395,842       748,423
Costs and expenses:
      Cost of software licenses                                        5,229        18,961         11,821        34,706
      Cost of services and maintenance                                31,210        67,000         91,183       156,256
      Sales and marketing                                             49,305       110,852        136,127       262,655
      Research and development                                        33,024        60,967         95,106       152,005
      General and administrative                                      13,456        22,947         39,054        60,458
      Amortization of intangibles                                         --       772,107             --       981,054
      In process R&D and acquisition-related expenses                  4,248         2,796          4,825       102,115
                                                                 -----------   -----------    -----------   -----------
          Total costs and expenses                                   136,472     1,055,630        378,116     1,749,249
                                                                 -----------   -----------    -----------   -----------
Operating income (loss)                                                9,824      (736,107)        17,726    (1,000,826)
      Other income, net                                                2,017         7,216          4,419        13,928
      Non-cash settlement                                                 --       (22,412)            --       (22,412)
                                                                 -----------   -----------    -----------   -----------
Income (loss) before income taxes                                     11,841      (751,303)        22,145    (1,009,310)
Provision for income taxes                                             6,114         4,408         14,045        15,476
                                                                 -----------   -----------    -----------   -----------
Net income (loss)                                                $     5,727   $  (755,711)   $     8,100   $(1,024,786)
                                                                 ===========   ===========    ===========   ===========

Basic and diluted earnings (loss) per common share:
      Basic earnings (loss) per common share                     $      0.04   $     (3.83)   $      0.05   $     (5.87)
      Diluted earnings (loss) per common share                   $      0.03   $     (3.83)   $      0.05   $     (5.87)
      Weighted average common shares outstanding                     151,678       197,540        149,504       174,558
      Weighted average diluted common shares outstanding             165,398       197,540        163,418       174,558

EXCLUDING AMORTIZATION OF INTANGIBLES, ACQUISITION-RELATED EXPENSES AND NON-CASH SETTLEMENT:

Net income                                                       $     9,975   $    28,757    $    12,925   $    60,167
Basic and diluted earnings per common share:
      Basic earnings per common share                            $      0.07   $      0.15    $      0.09   $      0.34
      Diluted earnings per common share                          $      0.06   $      0.12    $      0.08   $      0.29
      Weighted average common shares outstanding                     151,678       197,540        149,504       174,558
      Weighted average diluted common shares outstanding             165,398       231,403        163,418       204,334

* 1999 figures reflect i2's results only, before the purchase of Aspect Development
                              i2 TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         December 31,   September 30,
                                                            1999*          2000
                                                         -----------    -----------
                               ASSETS                                   (unaudited)
Current assets:
      Cash and cash equivalents                          $   454,585    $   504,740
      Short-term investments                                 124,806        219,151
      Accounts receivable, net                               157,586        263,401
      Prepaids and other current assets                       26,475         90,966
                                                         -----------    -----------
           Total current assets                              763,452      1,078,258
Furniture and equipment, net                                  50,483        104,752
Deferred income taxes and other assets                        33,628        203,715
Intangibles and goodwill                                      13,986      8,310,984
                                                         -----------    -----------
           Total assets                                  $   861,549    $ 9,697,709
                                                         ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                   $    20,039    $    41,431
      Accrued liabilities                                     85,757        217,709
      Deferred revenue                                        72,617        163,564
                                                         -----------    -----------
           Total current liabilities                         178,413        422,704
Deferred income taxes and other long-term
liabilities                                                      968         71,454
Long-term bank debt                                          350,000        350,000
                                                         -----------    -----------
           Total liabilities                                 529,381        844,158
                                                         -----------    -----------
Stockholders' equity:
      Preferred Stock, $0.001 par value, 5,000 shares
         authorized,
         none issued                                              --             --
      Common Stock, $0.00025 par value, 500,000 shares
         authorized, 155,412 and 199,856 shares issued
         and outstanding, respectively                            39             49
      Additional paid-in capital                             297,879      9,845,350
      Accumulated other comprehensive loss                    (4,126)        (5,183)
      Retained earnings (accumulated deficit)                 38,376       (986,665)
                                                         -----------    -----------
           Total stockholders' equity                        332,168      8,853,551
                                                         -----------    -----------
           Total liabilities and stockholders' equity    $   861,549    $ 9,697,709
                                                         ===========    ===========

* 1999 figures reflect i2's results only, before the purchase of Aspect Development